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                                 EXHIBIT 5(a)

June 25, 2003
E. I. du Pont de Nemours and Company
1007 Market Street
Wilmington, Delaware 19898

Sir/Madam:

          Reference is made to the Registration Statement being filed by you with the Securities and Exchange Commission, relating to one million seven hundred forty-four thousand (1,744,000) shares of E. I. du Pont de Nemours and Company (hereinafter called "the Company") $0.30 par value Common Stock ("Common Stock"). It is my opinion that:

          (a) the Company is duly organized and existing under the laws of the State of Delaware; and

          (b) all shares of Common Stock so registered are or will when sold, be legally issued, fully paid and nonassessable.

          I hereby consent to the use of this opinion in connection with the above-mentioned Registration Statement.

                                        Very truly yours,




                                        /s/ Stacey J. Mobley
                                        --------------------
                                        Stacey J. Mobley
                                        Senior Vice President
                                        and Chief Administrative
                                        Officer and General Counsel